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                                   EXHIBIT 99

                                  PRESS RELEASE



For Immediate Release:

              MARSH SUPERMARKETS, INC. ANNOUNCES CONSUMMATION OF
              OFFERING OF $150 MILLION SENIOR SUBORDINATED NOTES

Indianapolis, IN, August 5, 1997

     Marsh Supermarkets, Inc. (NASDAQ: MARSA and MARSB) announces that it has consummated the sale of $150 million in aggregate principal amount of 8 7/8% Senior Subordinated Notes due 2007.

     The offering was made by means of an offering memorandum to institutional investors pursuant to Rule 144A and other exemptions under the Securities Act of 1933. Proceeds of the offering will be used to repay senior unsecured indebtedness and amounts outstanding under revolving credit facilities, and for general corporate purposes, including capital expenditures.

     The Notes offered have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration under federal and state securities laws.